Exhibit 10.152

                     MASTER REVOLVING CREDIT PROMISSORY NOTE
                                 ("MASTER NOTE")


$3,000,000.00          St. Petersburg, Florida
Date: April 21, 1997


      FOR  VALUE  RECEIVED,  the  undersigned  borrower,   LITCHFIELD  FINANCIAL
CORPORATION, a Massachusetts corporation (hereinafter called "Borrower") promises to pay to the order of REPUBLIC BANK, a Florida banking corporation (hereinafter and together with any holder hereof called "Bank"), at Post Office Box 7010, Clearwater, Florida 34618-7010, or at such other place as Bank may from time to time designate in writing, without grace, upon the first to occur of: DEMAND OR AFTER ONE (1) YEAR (unless automatically renewed hereunder), (the "Maturity Date"), the principal sum not to exceed THREE MILLION DOLLARS ($3,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "Loan") from time to time outstanding at the rate equal to the Base Rate plus one percentage point (1.00%) per annum (the "Interest Rate"). In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law.

      Principal and interest shall be due and payable as follows:

           (a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing April 1, 1997, and continuing on the first day of each month thereafter until the Maturity Date at which time all outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

           (b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until the Maturity Date. At no time, however, shall the principal balance outstanding hereunder exceed THREE MILLION DOLLARS ($3,000,000.00).

      Interest owing under this Master Note shall be computed on the basis of a 365-day year for actual days lapsed.

      As used herein, "Base Rate" shall refer to the base rate of interest per annum which is announced by CITIBANK, N.A., New York, New York ("Citibank") as being its base rate as such base rate changes from time to time. Changes in the Base Rate shall be effective on the effective date announced by CITIBANK.

      If any payment on this Master Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

      This Master Note is the Master Revolving Credit Note referred to in the Wholesale Warehouse Loan and Mortgage Security Agreement (the "Loan Agreement") between the Borrower and the Bank, as the same may from time to time be amended or supplemented, and all Advances hereunder are subject to the terms and conditions thereof.

      Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Master Note may be declared to be immediately due and payable as provided in the Loan Agreement.

      Loans on this Master Note shall be requested by Borrower and evidenced by an Advance, as provided in the Loan Agreement.

      Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Bank's option first be applied to late charges, then to accrued interest, then to principal.

      Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Bank to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

      In the event Bank has made a demand for repayment of the indebtedness evidenced by this Master Note, Bank, at its option, may notify Borrower that its commitment to lend under this revolving credit is terminated and Bank shall be relieved of all obligations to lend any further sums thereafter to Borrower.

      This Master Note has been delivered in the State of Florida, and its terms and provisions are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Master Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law as changed from time to time which is applicable to this Master Note (hereinafter called the "Maximum Rate") be as great as possible.

      In the event that any payment of interest is not made when due hereunder, it is hereby agreed that the Bank shall have the option of collecting five percent (5%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by the Bank.

      In no event shall Bank have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Bank which would result in the rate of interest being charged or collected by the Bank being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Bank exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Bank in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Master Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Bank during such period under the terms of this Master Note. All excess sums credited to principal shall be credited as of the date paid to Bank.

      The "Default Interest Rate" shall be five percent (5%) per annum above the contract interest rate set forth above, but in no event at a rate which is higher than the Maximum Rate permitted by law.

      Upon a failure by Borrower to repay principal upon demand by Bank, the entire unpaid principal balance shall bear interest at the "Default Interest Rate". In addition to the rights described in this paragraph, Bank shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Bank. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

      Time is of the essence hereunder. In the event that this Master Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof hereby, severally and jointly, agree to pay all costs of collection, including reasonable attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Bank's attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor's proceedings or otherwise, and, if Bank's attorneys shall include employees of Bank or of any person controlling, controlled by or under common control with Bank, such reasonable attorney's fees shall include costs allocated by Bank's or such person's internal legal department.

      Borrower authorizes Bank, from time to time, to debit any account that Borrower may have with Bank, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Bank and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

      The remedies of Bank as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Bank. No act of omission or commission of Bank, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Bank and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

      All persons now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby: (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Bank may, from time to time, and without notice to them or demand: (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Master Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Bank, in order to enforce payment of this Master Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Master Note. Continuation of the revolving credit facility shall be reviewed by Bank on an annual basis as of twelve (12) months from the date of this Note and as the same date of each subsequent year. In the event the Bank determines to terminate this Loan after such annual review, Bank shall give the Borrower written notice of such termination within ten (10) days of the annual date of the Loan to be effective thirty (30) days after the date of said notice. If the Bank does not give the written notice within such period, the Note will automatically renew for another one year period.

      BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS MASTER NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS MASTER NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF BANK'S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON BANK'S BEHALF.

      Borrower acknowledges that the above paragraph has been expressly bargained for by Bank as part of the loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Bank would not have extended the loan for the term and with the interest rate provided herein.

      If more than one party shall execute this Master Note, the term "Borrower", as used herein, shall mean all parties signing this Master Note and each of them, who shall be jointly and severally obligated hereunder. In this Master Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

      IN WITNESS WHEREOF, Borrower has caused this Master Note to be executed in its name on the day and year first above written.

      THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

                               LITCHFIELD FINANCIAL CORPORATION,
                               a Massachusetts corporation


                                By: /s/Heather A.Sica
                                   ---------------------
                                   Heather A. Sica,
                                   As its Executive Vice President

                                          (CORPORATE SEAL)

                                   "BORROWER"



STATE OF VERMONT
COUNTY OF   Bennington
            __________

      The foregoing instrument was acknowledged before me this 19th day of March, 1997 by HEATHER A. SICA, as Executive Vice President of LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation, who is personally known to me or who produced a New York State Driver's License as identification, on behalf of the corporation.

                                      /s/ Jane E.Ruzicka
                                    ______________________________
                                    Notary Public-State of Vermont
My Commission Expires:
                                       Jane E.Ruzicka
                                     _____________________________
                                    (Print or Type Name of Notary)

                                                                  Exhibit 10.153

        WHOLESALE WAREHOUSE LOAN AND MORTGAGE SECURITY AGREEMENT
        ________________________________________________________


      THIS WHOLESALE WAREHOUSE LOAN AND MORTGAGE SECURITY AGREEMENT (the "Loan Agreement") made this 21st day of March, 1997, among REPUBLIC BANK, a Florida banking corporation, having a mailing address of 111 Second Avenue N.E., St Petersburg, FL 33701 (hereinafter referred to as the "Bank") and LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation (hereinafter referred to as the "Borrower"), having its principal place of business at 789 Main Road, Stamford, VT 05352.

RECITALS:

      A. The Borrower has applied to the Bank for a revolving line of credit not to exceed Three Million Dollars ($3,000,000.00) (the "Loan") to be evidenced by a master promissory note (the "Note") and secured by certain eligible secured notes of Borrower.

      B. The Bank has agreed to make the Loan providing certain conditions herein outlined are fully complied with.

      NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

      SECTION 1.  RECITALS; DEFINITIONS

      1.1 Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

      1.2 Defined Terms. As used in this Loan Agreement (such term and other capitalized terms used herein having the respective meanings specified and defined in this Section 1.2), the following terms shall have the following meanings:

           "Advance" or "Advances" shall mean the amount advanced by the Bank to Borrower from time to time under the terms of this Loan Agreement and the Note.

           "Affiliate" shall mean any person, corporation, association or other business entity which directly or indirectly controls, or is controlled by, or is under common control with the Borrower.

           "Borrowing Base" shall mean, at any date of determination thereof (which date and determination shall be in the Bank's sole discretion) an amount equal to 75% of Eligible Loan Receivables; but in no event shall the aggregate of all Advances under the Loan outstanding at any one time exceed $3,000,000.00. The Bank has bargained for and Borrower agrees and acknowledges that the collateral not included in the Borrowing Base is a cushion of collateral value in excess of the secured Advances under the Loan.

           "Default" the occurrence of any Event of Default that is not cured within any applicable notice and cure period.

           "Default Rate" shall mean five (5%) per cent per annum above the contract interest rate but not to exceed the maximum annual rate of interest permitted by then applicable law.

           "Eligible Loan Receivables" shall mean, at any date of determination thereof, all Loan Receivables of Borrower: (a) which are bona fide, valid and legally enforceable obligations of the loan debtors in respect thereof, which are unconditionally owing by such loan debtors and which are not in default; (b) which, except for the security interest in the Loan Receivables granted to the Bank, are solely owned by the Borrower, free and clear of any and all other liens, security interests, encumbrances, claims or rights of others; (c) which are not the subject of any defense, offset, counterclaim or claim; (d) as to which no more than 90 days shall have elapsed from the last required payment;
(e) as to which no more than 49% of those Loan Receivables for any account is aged ninety (90) days or more from its last payment date, as evidenced by the monthly Loan Receivable aging report: (f) as to which the account debtors are
(i) solvent, going concerns unaffiliated with the Borrower or an Affiliate of Borrower, and (ii) reasonably satisfactory to the Bank from a credit standpoint (the Bank's satisfaction may be assumed unless the Bank shall at any time advise the Borrower to the contrary).

           "Events of Default"  shall have the meaning  ascribed to such term in
Section 7 hereof.

           "Expiration Date" shall mean upon prior demand by the Bank one year after the date hereof if not automatically renewed as provided in the Notes or after Default, whichever first occurs, or such other later date as the parties may agree to in writing.

           "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, in effect from time to time, applied on a consistent basis.

           "Loan Receivables" shall mean all mortgage secured notes and other related forms of obligations, now or hereafter owing to the Borrower (including, without limitation, any such obligation that might be characterized as an account, contract right, or general intangible under the Uniform Commercial Code as, from time to time, in effect in the State of Florida), and all collateral security, guarantees and custodial or records management agreements of any kind given by any obligor with respect to any of the foregoing.

      SECTION 2.  THE REVOLVING CREDIT LOAN.

      (a) Advances. Subject to the Borrowing Base limitations and the terms and conditions of this Loan Agreement, the Bank may, in its discretion, make Advances to the Borrower, at any time and from time to time, on or after the date hereof until the earlier of the Expiration Date or the occurrence of an Event of Default, or an event which with the giving of notice or the passage of time, or both, shall constitute an Event of Default; Advances may be borrowed, re-paid and re-borrowed, provided, however, the aggregate outstanding principal amount of all Advances at any time shall not exceed the sum of $3,000,000.00. In the event any Borrowing Base Certificate discloses that the outstanding balance of Borrower's Loan exceeds the Borrowing Base of Eligible Loan Receivables, Borrower shall remit the difference between the Borrowing Base and the outstanding Loan balance to the Bank within five (5) business days of written demand by the Bank.

      (b) Interest. The Bank shall make appropriate debits and credits to the loan account of the Borrower corresponding to each Advance to reflect the Advances to, prepayments and payments for the account of the Borrower. Each such entry shall be prima facie evidence of the principal amount of Advances hereunder at any time outstanding. Each Advance shall bear interest from the date such Advance is made on the aggregate unpaid principal amount thereof until such principal amount is paid or shall become due and payable (whether at the stated maturity or by acceleration) pursuant to the terms of and at a rate per annum as set in the Note.

      (c) Calculation. Interest on principal outstanding from time to time shall be paid monthly, and shall be calculated on the basis of a 365-day year for the actual days elapsed.

      (d) Requests for Advances. Borrower shall request Advances under the Loan by giving written notice thereof to the Bank at the address set forth in Section 8 of this Loan Agreement, in form and substance satisfactory to the Bank, together with delivery to the Bank of a Borrowing Base Certificate in the form attached hereto as Exhibit "A" and copies of the Collateral (herein defined) for the Bank's review and the Collateral Documentation (herein defined) if the Bank accepts granting the Advance, and any supporting information it may reasonably request, at the above address.

      (e) Commitment. The giving of notice as aforesaid shall irrevocably commit Borrower to accept the requested Advance under the Loan if granted by the Bank.

      (f) Limitation. In no event shall any interest charge, collected or reserved hereunder exceed the maximum rate then permitted by applicable law.

      (g) Funding. An initial Advance under the Loan shall be made in an amount of up to $3,000,000.00 for working capital needs subject to the Borrowing Base limitations and the terms and conditions herein.

      (h) Collateral. From the date hereof as security for the payment and the performance of the Loan, the Borrower extends, sells, assigns, conveys, mortgages, pledges, transfers, grants, and regrants to the Bank a continuing, first priority security interest in and to all of its respective rights, title and interest in, to and under all Loan Receivables and all other property and money of the Borrower now or hereafter in the possession, custody or control of the Bank; and as to each of the foregoing, the products and proceeds thereof and accessions thereto; all of which shall constitute the "Collateral".
      (i) Collateral Documentation. For each Advance Borrower shall grant the Bank a collateral assignment of the following Loan documentation (collectively the "Underlying Loan Documents") depending upon the type of loan to be assigned and as below indicated:

           (1) Collateral Assignment of Borrower's Loan Documents including but not limited to the note, mortgage, assignments, security agreements, pledge agreements, financing statements, title insurance policy, custodial and records management agreements and such other documents as evidence and secure the Underlying Loan Documents.

           (2) Collateral assignment of the following documents depending on the type of loan assigned, if required by the Bank (or if not required, certification by Borrower that such documentation is in Borrower's possession, is being held by Borrower in trust for the Bank):

                (i) A certified survey of the mortgage property, if any, including all improvements thereon, which depicts no facts that would render the title unmarketable.

                (ii)  Fire  and  other  hazard  insurance   policies  and  flood
insurance policy, if applicable, or certificates in an amount equal to the full insurable value of the mortgage property.

                (iii)An appraisal by a State Certified General Appraiser indicating an appraisal value meeting the Bank's requirements, if available.

                (iv) An Environmental Level I report and such other environment reports obtained by Borrower if available.

                (v) Any other documents reasonably requested by the Bank at any time, as it may deem necessary in its sole discretion.

           (3) Borrower shall not pledge, assign or grant any security interest in any of the Collateral pledged hereunder to anyone other than the Bank.

           (4) The Collateral presently or hereafter pledged, assigned and set over under this Loan Agreement secures the following:

                (i) The payment of the principal of and interest on the Master Note;

                (ii) The payment of any and all amounts due or which hereafter may become due to the Bank from the Borrower pursuant to this Loan Agreement and the performance by the Borrower of all obligations, covenants and agreements under this Loan Agreement;

                (iii)The payment of all costs and expenses incurred in the collection of the Master Note and in the enforcement of the rights of the Bank hereunder, which costs and expenses the Borrower agrees to pay; and

                (iv) The payment of any and all other obligations of every type made by the Bank to or on behalf of Borrower, regardless of any obligation on the part of the Bank to make such Advances.

           (j) Proceeds. No part of the proceeds of any Advance made hereunder will be used to "purchase" or "carry" any "margin stock" or to extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in the Regulation U of the Board of Governors of the Federal Reserve System), and the assets of Borrower do not include and Borrower has no present interest in acquiring any such security.

      SECTION 3.  REPRESENTATIONS AND WARRANTIES.

      From the date hereof, the Borrower represents and warrants to the Bank as follows:

      3.1  Organization, Standing, Corporate Powers.

           (a) Duly Organized. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Massachusetts, registered to do business in the State of Florida; (ii) has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted and to own its properties and assets; and (iii) is duly qualified to do business in every jurisdiction wherein the failure to so qualify would have a material adverse effect.

           (b) Powers. Borrower has all requisite power and authority, corporate or otherwise, to execute, deliver, and to perform all of its obligations under this Loan Agreement and under other documents or agreements relating to the transactions contemplated herein to which it is a party.

           (c) Binding Obligation. This Loan Agreement and all corporate notes, assignments, security agreements and all other loan and security agreements executed in connection therewith are legal, valid and binding obligations of the Borrower, as the case may be, and enforceable in accordance with their respective terms.

           (d) No Approvals Required. No written approval of any federal, state or local governmental authority is necessary to carry out the terms of this Loan Agreement or the other loan documents referred to herein, and no consents or approvals are required in the making or performance of the loan documents.

           (e) No Pending Actions. There are no pending or threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of the Borrower or in any way adversely affect or call into question the power of the Borrower to enter into or perform the loan documents referred to herein.

           (f) Solvency. Borrower is now solvent and able to pay its debts as they mature and now owns property whose fair salable value on a consolidated basis is greater than the amount required to pay its indebtedness.

           (g) No Misrepresentations. Neither this Loan Agreement nor any other documents or agreements provided to the Bank by Borrower contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

           (h) No Default. Borrower covenants that the execution of this Loan Agreement and the other loan documents referred to herein granted by Borrower do not create an event of default with any of Borrower's existing creditors.

           The effectiveness of this Loan Agreement shall be subject to the continuing accuracy of all representations and warranties of the Borrower contained herein. Each Advance made to the Borrower pursuant to the Loan Agreement shall constitute an automatic warranty and representation by Borrower to the Bank that there does not exist a Default or any Event of Default or any event or condition which, with notice, lapse of time and/or the making of such Advance, would constitute a Default or any Event of Default and a reaffirmation as of the date of said request of all the representations and warranties of Borrower contained in this Loan Agreement. Borrower covenants, warrants and represents to the Bank that all representations and warranties contained in this Loan Agreement shall be true at the time of execution of the loan documents referred to herein and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      3.2 Authorization of Borrowing. The execution, delivery and performance of this Loan Agreement and the borrowings hereunder: (i) have been duly authorized by all requisite corporate action; (ii) will not violate any provision of applicable law, any governmental rule or regulation, any order of any court or other agency of government to which either of such parties is subject or the Articles of Incorporation or By-laws of the Borrower; or (iii) do not violate any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or its properties or assets are bound and which is material to the conduct or operation of their respective businesses and financial affairs, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any provision of such indenture, agreement or other instruments, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, other than as provided herein.

      3.3 Financial Statements. The Borrower has heretofore furnished to the Bank the financial statements which fairly present the financial condition and the results of operations of the Borrower as of the date and for the period indicated, show all known material liabilities, direct or contingent, as of the respective dates thereof, and were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      3.4 Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the most recent of the financial statements delivered to the Bank.

      3.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, overtly threatened against or affecting it, at law or in equity, or before or by any federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would result in any material adverse change in the business, operations, properties or assets or in the financial condition of Borrower, or materially and adversely affect the ability of Borrower to perform hereunder. Borrower is not in default with respect to (a) any judgment, order, writ, injunction or decree; or (b) any rule or regulation of any court or Federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign which would have a material adverse effect on its business, properties or condition (financial or otherwise).

      3.6 Payments of Taxes. Borrower has filed or caused to be filed all Federal, state and local tax returns that are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and for which, in the exercise of reasonable business judgment, there have been set aside adequate reserves with respect to any such tax or assessment so contested the tax or assessment so contested shall not materially affect its ability to perform hereunder.

      3.7 Priority of Security Interest. Subject (i) to filing and recordation of the appropriate instruments in the appropriate offices of the proper jurisdiction or possession by the Bank or its agent where perfection is based upon possession; (ii) to the enforcement of remedies to bankruptcy, insolvency, and other laws affecting creditors' rights generally and to moratorium laws, from time to time in effect; and (iii) to general equitable principles which may limit the right to obtain the remedy of specific performance, each of the security interests granted to the Bank as identified under Section 2 of this Loan Agreement constitutes a valid first priority security interest or lien in and to the property covered thereby, unless otherwise disclosed by Borrower, granting all rights and remedies to a secured party under the Uniform Commercial Code, as in effect in the State of Florida, as the same may be modified or amended from time to time, except as otherwise permitted hereunder.

      SECTION 4.  CONDITIONS OF LENDING.

      The obligation of the Bank to extend credit hereunder is subject to the following conditions:

      4.1 Representations and Warranties. At the date of each Advance, the representations and warranties set forth in Section 3 hereof shall be true and correct on and as of such date, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

      4.2 Certificates. On or before the date hereof, the Bank shall have received: (a) from the Borrower: (i) a copy of its certificate of corporate status and Articles of Incorporation with all amendments, certified by the Secretary of State of Massachusetts, dated as of a recent date; (ii) the certificate of its secretary or assistant secretary, dated the date hereof and certifying that attached thereto is a true and complete copy of its Bylaws prior to the adoption of the resolutions by its Board of Directors authorizing the execution, delivery and performance of this Loan Agreement; and certification that its Articles of Incorporation have not been amended since the date of the last amendment thereof, if any, indicated on the certificate of the Secretary of State; and (b) such other documents as the Bank may reasonably request.

      4.3 No Default. At the date of each Advance, no Event of Default, or event which with the giving of notice or of the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, and the representations and warranties of the Borrower contained herein shall remain true and correct as of such date, except to the extent that such representations and warranties relate to an earlier date. Each request for an Advance shall constitute the confirmation by the Borrower that at the date thereof the conditions contained in this Section 4.3 shall have been satisfied.

      4.4 Other Conditions Precedent. On or before the date hereof, there shall have been delivered to the Bank all of the Underlying Loan Documents, financial statements, reports, appraisals, title commitments and other documents required by the Loan Commitment dated January 21, 1997.

      SECTION 5.  AFFIRMATIVE COVENANTS

      From the date hereof and so long as the Loan shall be unpaid or unperformed, the Borrower will:

      5.1 Existence and Properties. To the extent that the same are necessary for the proper and advantageous conduct of its business, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses and permits and comply with all laws and regulations applicable to it and conduct and operate its business in substantially the manner in which it is presently conducted and operated.

      5.2 Insurance. Cause the Collateral, to be adequately insured at all times, by financially sound and reputable insurers, in an amount not less than the value thereof.

      5.3 Obligations, Taxes and Laws. Pay or cause to be paid all indebtedness and obligations promptly and in accordance with their respective terms, including, without limitation, sales, use and personal property taxes as the same may be imposed upon the Borrower from time to time, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or in respect of its property before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof, and timely comply with all applicable laws and governmental rules and regulations; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, lien or claim, or timely comply with the laws and governmental rules so long as the validity thereof shall be contested by appropriate legal proceedings timely initiated and conducted in good faith, and (a) in the case of an unpaid tax, assessment, governmental charge or levy, lien, encumbrance, charge or claim, such proceedings shall be effective to suspend the collection thereof from the Borrower, and their properties; (b) neither such properties nor any part thereof, nor any interest therein would be in any danger of being sold, forfeited or lost; (c) in the case of a law and governmental rule or regulation, neither the Borrower nor the Bank would be in any danger of criminal liability for failure to comply therewith;
(d) there shall have been established such reserve or other appropriate provision, if any, with respect thereto on the books of the entity involved, as shall be required by Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, lien, claim, encumbrance, law, rule or regulation, so contested.

      5.4 Maintenance of Books and Records. Keep true books of record and account in which full, true and correct entries will be made of all of Borrower's dealings and transactions and set up on the books of Borrower such reserves as may be required by Generally Accepted Accounting Principles.

      5.5 Financial Statements and Reports. The Borrower shall maintain systems of accounting established and administered in accordance with Generally Accepted Accounting Principles. The Borrower will furnish to the Bank:

           (a) Within 120 days after the end of each fiscal year, audited balance sheets and statements of income, retained earnings for such year by Ernst & Young, LLP or other accounting firm acceptable to the Bank, together with copies of federal corporate tax returns within thirty (30) days of the filing thereof.

           (b) Within 30 days after the end of each month, deliver to the Bank the following financial statements certified by a designated corporate officer or the chief financial officer of the Borrower as accurate to the best of his/her knowledge upon due inquiry and investigation: (i) the Borrowing Base Certificate in the form attached hereto as Exhibit "A"; (ii) a Loan Receivables aging report by account customer (together with a list of the Contracts as back-up for the report) reflecting the past due status of any assigned Loan Receivable.

           (c) Concurrently with the statements furnished pursuant to paragraphs
(a) and (b) of this Section 5.5, a certificate of an authorized officer of the Borrower certifying that to the best of his knowledge, no Event of Default hereunder, nor any event which with notice or lapse of time, or both, would constitute such an Event of Default, has occurred or, if such Event of Default or event has occurred, specifying the nature and extent thereof.

           (d) Promptly, from time to time, such other information regarding the operation, business, affairs and financial condition of the Borrower as the Bank may reasonably request.

      5.6 Litigation Notice. Give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might adversely affect the operations or financial condition of the Borrower.

      5.7 Notice of Default. The Borrower shall give the Bank prompt written notice of any Event of Default hereunder, or any event which, with the passage of time or the giving of notice or both, would become such an Event of Default hereunder.

      5.8 Access to Premises and Inspections. At all reasonable times and as often as the Bank may reasonably request, permit or arrange for any authorized representative designated by the Bank to visit and inspect the principal office and operations of the Borrower, any of the other offices or properties of the Borrower, including, without limitation, the Collateral, and its books, and to make extracts from such books and to discuss the affairs, finances and accounts of the Borrower with its chief financial officer or such other person as may be designated by the chief executive or chief operating officer of the Borrower.

      5.9 Continued Assistance. Promptly, from time to time as the Bank may reasonably request, the Borrower shall perform such acts and execute, acknowledge, deliver, file, register, deposit or record any and all further instruments, agreements and documents whether to continue, preserve, renew, record or perfect the Bank's interests in the Collateral, as well as the priority thereof.

      5.10 Title to Collateral. The Borrower shall own all of the Collateral constituting the security for the Loan. All such Collateral shall be and remain free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except as granted to the Bank hereby or otherwise permitted herein.

      SECTION 6.  NEGATIVE COVENANTS

      From the date hereof and so long as any of the Obligations shall be unpaid, the Borrower will not:

      6.1 Negative Pledge. Either directly or indirectly, incur, create, assume or permit to exist any liens with respect to any property securing the Loan or be bound by or subject to any assessments and other similar governmental charges or claims except as provided in Section 5.3 of this Loan Agreement.

      6.2 Organic Changes. Either directly or indirectly, (a) merge or consolidate the Borrower, with or into any other corporation; or (b) sell (in bulk), lease or otherwise dispose of all or substantially all of the property of the Borrower, unless the transferee or the lessee shall be acceptable to the Bank, which acceptance must in writing and issued by the Bank prior to any such sale, lease or other disposition, and such transferee shall have assumed the Loan.
      6.3 Additional Indebtedness. Incur, create, assume or permit to exist any indebtedness on any of the Collateral securing the Loan other than the indebtedness to the Bank without the prior written consent of the Bank, except as may be permitted hereunder.

      6.4 Settlements. Enter into any transaction that materially and adversely affects the Collateral referenced herein or the Borrower's abilities to repay the Loan other than in the normal course of business.

      6.5 State Taxes. It is the intent of the parties hereto that this credit loan facility meets the requirements of F.S. ss.201.21 as an exempt transaction from documentary stamp tax under F.S. ss.201. The Advances are to be utilized only for refinance of secured loans with Collateral Documentation pledged by Borrower on which all excise taxes required to be paid by F.S. ss.201 have been fully paid. In the event it is determined that such taxes are payable, Borrower shall pay, if assessed, any and all documentary, intangible stamp or excise taxes now or hereafter payable in respect of this Loan Agreement, the Master Note or the loan documents or any modifications thereof and hold the Bank harmless with respect thereto. Borrower further agrees that the Bank may deduct from any Advance the amount of any such documentary or intangible stamp tax deemed payable with respect to such Advance, the decision of the Bank as to the amount thereof to be conclusive, absent manifest error. Borrower grants the Bank the authority to debit its accounts maintained with the Bank for any past due principal, interest, fees or other liabilities becoming due hereunder.

      SECTION 7.  EVENTS OF DEFAULT

      7.1 Upon the occurrence of any of the following events of default (an "Event of Default") or at any time thereafter;

           (a) If any Borrowing Base Certificate requested by the Bank and delivered by Borrower indicates that the balance outstanding on the Loan exceeds the Borrowing Base of Eligible Loan Receivables, and Borrower fails to pledge additional Eligible Loan Receivables or to pay down the outstanding balance to bring it in compliance with the Borrowing Base within five (5) days after written notice from the Bank to Borrower;

           (b) Any representation or warranty made in this Loan Agreement or in any report, certificate, financial statement or other instrument furnished in connection herewith at any time shall prove to be false or misleading in any material respect as of the time when made;

           (c) Default in the payment of any monetary obligation under the Loan and such default shall continue unremedied for a period of ten (10) days;

           (d) Default with respect to any material obligation for borrowed money or otherwise of the Borrower if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such indebtedness to become due prior to its stated maturity, or such material indebtedness shall not be paid as and when due and payable (in each case, giving effect to any applicable grace periods);

           (e) Default in the due observance or performance of any covenant, condition or agreement contained in Sections 5 and 6 of this Loan Agreement;

           (f) Default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Loan Agreement (other than Sections 5 and 6 hereof), and such default shall continue unremedied for a period of 30 days after notice thereof;

           (g) The Borrower shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any of them in which an order for relief is entered or which remains undismissed for a period thirty (30) days or more; the Borrower, by any act or omission shall indicate consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or for the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (ii) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (iii) have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while solvent, any creditor to obtain a lien upon any Collateral, through legal proceedings or distraint, which is not vacated or "bonded off" within thirty (30) days from the date thereof; or (iv) be "insolvent" as such term is defined in the Bankruptcy Code, 11 U.S.C. ss.101(31).

      7.2 Remedies. Upon the occurrence of any Event of Default, the Bank may, at its option, declare the indebtedness under the Master Note to be immediately due and payable. The Bank shall, at that time thereafter, have the remedies of a secured party under the Uniform Commercial Code of the State of Florida. In addition thereto, the Bank may take immediate possession of the Collateral or any part thereof wherever the same may be found. Borrower agrees to pay all costs and expenses of the Bank in the collection of the indebtedness under the Master Note and enforcement of the rights hereunder, including, without limitation, reasonable attorneys fees. The Bank may sell the Collateral in such manner and for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or any part of the Collateral at a public or private sale. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition to any address of the Borrower appearing on the records of the Bank. The proceeds of any sale shall be applied in the following order: (1) to pay all costs and expenses of every kind for care, safekeeping, collection, sale, foreclosure, delivery, or otherwise respecting the Collateral (including expenses incurred in the protection of the Bank's title to or lien upon or right in any of the Collateral, expenses for legal services of any kind in connection therewith or in making any such sale or sales, insurance, commission for sale and guaranty); (2) to interest on all indebtedness of Borrower to the Bank under the Master Note; (3) to principal thereof, whether or not such indebtedness is due or accrued. The Bank may, at its discretion, apply any surplus to indebtedness of Borrower to third parties claiming a secondary security interest in the Collateral. Any remaining surplus shall be paid to the Borrower. Application of proceeds as between any particular indebtedness shall be in the absolute and sole discretion of the Bank. If the proceeds of any such sale or sales are insufficient to pay all indebtedness of Borrower with interest, Borrower agrees to pay the balance thereof on demand.

      7.3 Default Rate. From and after the occurrence of an Event of Default, all Loan principal shall accrue interest at the Default Rate.

      SECTION 8.  NOTICES

      All notices, requests, demands or other communications to or from the parties hereto shall be deemed to have been duly given and made (a) in the case of a letter sent other than by mail, when the letter is delivered to the party to whom it is addressed, (b) in the case of a telegram or telecopied document, when the telegram or telecopy is sent, (c) in the case of a letter sent by mail, three (3) days from the day on which the letter is deposited in a United States post office, certified mail, return receipt requested, and addressed as follows:

      If to the Borrower: Litchfield Financial Corporation
                          789 Main Road
                          Stamford, VT 05352

      If to the Bank:     Republic Bank
                          Attn: Commercial Lending Department
                          111 Second Avenue N.E.
                          St. Petersburg, FL 33701

      with a copy to:     Fisher & Sauls, P.A.
                          Attention: Kenneth E. Thornton
                          100 Second Avenue South
                          Suite 701
                          St. Petersburg, Florida  33701

      8.1 Substitution and Release. The Bank shall release all Underlying Loan Documents held as Collateral for any Advance by the Bank upon payment in full of such Advance. The Bank may allow, by giving written notice of acceptance to Borrower, any Collateral to be withdrawn or released or exchanged, from time to time, for other property which may likewise be successively withdrawn, released, or exchanged, and the Bank may hold all substituted properties subject to each and all terms of this Loan Agreement, all without liability on the part of the Bank.

      SECTION 9.MISCELLANEOUS

         9.1 Costs. The Borrower hereby agrees to pay to the Bank all costs and expenses of every kind and description incurred by the Bank in connection with the enforcement and protection in any legal or equitable proceeding of the rights of the Bank in connection with this Loan Agreement, and in connection with any action or claim under this Loan Agreement, or in any wise related thereto, including, without limitation, the reasonable fees and disbursements of counsel to the Bank. In the event of litigation arising out of or related to this agreement, the prevailing party shall be entitled to reasonable fees and costs of its counsel.

         9.2 Severability. The provisions of this Loan Agreement are severable, and if any provision hereof shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof.

         9.3 GOVERNING LAW. THIS LOAN AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

         9.4 Interpretation. To the extent not otherwise provided for hereby, the course of dealing by and between the Bank and the Borrower shall control in the determination and interpretation of the rights of the parties hereto. Further, to the extent not otherwise provided for hereby nor by or inconsistent with the course of dealing by and between the parties hereto, the usage of trade in transactions substantially similar to the transactions contemplated herein shall control in the determination and interpretation of the rights of the parties hereto.

         9.5 Headings. The name of this Loan Agreement, as well as Section headings used herein, are for conveniences of reference only and are not to affect the construction of, or be taken into consideration in interpreting this Loan Agreement.

         9.6    Terms.   Any  term   used   herein   shall  be   equally
applicable to both the singular and plural forms.

         9.7 JURY TRIAL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK NOR THE BANK'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 9.7.



         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and the respective seals affixed hereto all as of the day and year first above written.


                                                       "BORROWER"

WITNESSETH:                                    LITCHFIELD FINANCIAL CORPORATION,
                                                  a Massachusetts corporation

       /s/Amy S. Backiel                           By: /s/Heather A.Sica
      -----------------------------               ------------------------
      Signature of Witness                        Heather A. Sica, as its
       Amy S. Backiel                             Executive Vice President
      -----------------------------
      Print or Type Name of Witness                 (CORPORATE SEAL)
        /s/Judy Koloc
      -----------------------------
      Signature of Witness
      Judy Koloc
      -----------------------------
      Print or Type Name of Witness
      As to Borrower

                               "BANK"

                               REPUBLIC BANK, a Florida banking corporation

                                             By: /s/James G. Grimaldi
      --------------------                   ------------------------
      Signature of Witness                   James G. Grimaldi,
      ------------------------------         As its Vice President
      (Print or type name of Witness)
      ------------------------------             (CORPORATE SEAL)
      Signature of Witness
      -------------------------------
      (Print or type name of Witness)
      As to Bank

102799.2STATE OF VERMONT
COUNTY OF  Bennington
           ___________

      The foregoing instrument was acknowledged before me this 19th day of March, 1997 by HEATHER A. SICA, who is personally known to me or who produced a New York State Driver's License as identification, as Executive Vice President of LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation, on behalf of the corporation, as Borrower.

                                       /s/Jane E.Ruzicka
                                      -----------------------------
                                      Notary Public-State of Vermont
My Commission Expires:                  Jane E.Ruzicka
                                      -----------------------------
                                      (Print or Type Name of Notary)

STATE OF FLORIDA
COUNTY OF PINELLAS

      The foregoing instrument was acknowledged before me this 21st day of March, 1997, by JAMES G. GRIMALDI, as Vice President of REPUBLIC BANK, a Florida banking corporation, on behalf of the corporation, who is personally known to me or who produced a Florida State Driver's License as identification.


                               ---------------------------------
                               Notary Public - State of Florida
My Commission Expires:
                              ---------------------------------
                               (Print or type name of Notary)